                                                                    Exhibit 23.1


              Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60207) pertaining to the UDLP Amended and Restated Supplemental Retirement and Savings Plan, the United Defense Stock Option Plan, and the United Defense Industries, Inc. Employee Equity Purchase Plan of our report dated February 1, 2001, with respect to the consolidated financial statements of United Defense Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                             /s/ Ernst & Young LLP

McLean, VA
March 6, 2001